UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2010

DERYCZ SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53501 (Commission File Number)	11-3797644 (IRS Employer Identification No.)

1524 Cloverfield Blvd., Suite E Santa Monica, California (Address of principal executive offices)	90404 (Zip Code)

Registrant’s telephone number, including area code: (310) 477-0354

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

Derycz Scientific, Inc. (the "Company") has issued the following securities which were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company did not employ any form of general solicitation or advertising in connection with the offer and sale of the securities described below. In addition, the Company believes the purchasers of the securities are "accredited investors" as defined in Rule 501(a) of the Securities Act. For these reasons, among others, the offer and sale of the following securities were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act or Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act:

On October 12, 2010, the Company purchased a customer list in exchange for the issuance to the seller of 75,000 shares of the Company's common stock.  The common stock issued was valued at $0.95 per share for the purpose of the transaction.

On October 29, 2010, the Company issued warrants to purchase an aggregate of 600,000 shares of the Company’s common stock to two consultants for services to be rendered under consulting agreements with the Company.  All of the warrants have a four year exercise term.  Of the aggregate issuance, warrants to purchase 400,000 shares are exercisable at $1.25 per share and vest immediately.  The remaining warrants to purchase 200,000 shares are exercisable at $1.75 per share and vest over a one year period. Neither the warrants, nor the shares underlying the warrants, have been registered under the Securities Act with the SEC. The Company has no Securities Act registration obligations with respect to the warrants or the underlying warrant shares.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant dated October 29, 2010 (exercise price of $1.25)
4.2	Form of Common Stock Purchase Warrant dated October 29, 2010 (exercise price of $1.75)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERYCZ SCIENTIFIC, INC.

	By:	/s/ Peter Derycz
Peter Derycz
Chief Executive Officer
Dated: November 12, 2010

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant dated October 29, 2010 (exercise price of $1.25)
4.2	Form of Common Stock Purchase Warrant dated October 29, 2010 (exercise price of $1.75)